Exhibit 99.2

Independent Auditor’s Report

To the Board of Directors DBT Holding Company Vidalia, Georgia

We have audited the accompanying consolidated balance sheets of DBT Holding Company and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three year period ended December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DBT Holding Company and Subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

Respectfully submitted,

March 10, 2010 Savannah, Georgia 100 Riverview Drive Savannah, GA 31404 T: 912.234.8243 F: 912.236.4414

DBT HOLDING COMPANY	7

Balance Sheets

(In thousands except share information) December 31,	2009	2008

ASSETS

Cash and due from banks	$151,638	$9,381
Federal funds sold	—	1,328
Investment securities
Available-for-sale, at fair value	108,804	11,124
Held-to-maturity	—	107,892
Other investments - certificates of deposits	25,188	6,460
Loans and leases, net of allowance for loan and lease loss of $17,499 and $9,822	484,325	599,340
Premises and equipment, net	11,687	13,240
Investment in Federal Home Loan Bank stock	4,203	4,145
Other real estate owned	20,559	16,356
Income tax receivable	9,227	—
Interest receivable and other assets	13,884	16,296

	$829,515	$785,562

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Deposits
Demand	$12,810	$14,184
Interest-bearing demand	76,098	180,579
Savings	77,084	68,163
Time, $100,000 and over	436,184	296,892
Other time	116,230	88,767

	718,406	648,585

Accrued interest and other liabilities	7,044	4,612
Advances from Federal Home Loan Bank	62,000	62,000
Other borrowings	20,979	20,979

	808,429	736,176

Stockholders’ equity
Common stock authorized 10,000,000 shares, $1.00 par value; issued and outstanding 1,399,476 shares in 2009, 1,279,806 shares in 2008.	1,400	1,280
Series B Convertible Preferred stock, no par value ($42.81 liquidation preference); 116,800 shares authorized and outstanding, 5% non-cumulative.	—	4,984
Series C Convertible Preferred stock, no par value ($30 liquidation preference); 83,350 shares authorized and 67,171 outstanding, 8% non-cumulative.	2,001	1,355
Capital in excess of par value	19,403	14,362
(Accumulated deficit) retained earnings	(1,529)	27,581
Accumulated other comprehensive income, net	(189)	(178)

	21,086	49,384

	$829,515	$785,562

See accompanying notes to consolidated financial statements.

8	DBT HOLDING COMPANY

Statements of Operations

(In thousands except share information) Years ended December 31,	2009	2008	2007

Interest income
Loans, including fees	$31,666	$38,598	$47,770
Investment securities	4,895	6,424	5,604
Other	658	655	431

Total interest income	37,219	45,677	53,805

Interest expense
Deposits	19,640	19,558	24,146
Federal Home Loan Bank advances and other borrowings	3,634	3,576	3,089

Total interest expense	23,274	23,134	27,235

Net interest income	13,945	22,543	26,570

Provision for loan losses	31,290	7,215	3,056

Net interest (loss) income after provision for loan losses	(17,345)	15,328	23,514

Non-interest income
Service fees	2,208	2,103	1,872
Financing lease income	509	1,061	724
Gain (loss) on sale of investment securities	2,156	768	(2)
Other income	1,740	2,032	1,863

Total non-interest income	6,613	5,964	4,457

Non-interest expenses
Salaries and employee benefits	8,745	9,572	10,440
Equipment and occupancy	3,325	3,668	3,280
Other real estate owned related expenses	4,580	1,192	100
Other operating expenses	8,701	5,414	5,321

Total non-interest expenses	25,351	19,846	19,141

(Loss) income before income taxes	(36,083)	1,446	8,830
Income tax (benefit) expense	(7,170)	154	2,970

Net (loss) income	$(28,913)	$1,292	$5,860

(Loss) earnings available to common stockholders
Basic	$(29,110)	$1,042	$5,457
Diluted	$(28,913)	$1,292	$5,860

(Loss) earnings per share of common stock
Basic	$(21.71)	$.83	$4.65
Diluted	$(21.71)	$.93	$4.35

Weighted average shares outstanding
Basic	1,340,843	1,257,697	1,173,206
Diluted	1,340,843	1,393,310	1,347,071

See accompanying notes to consolidated financial statements.

DBT HOLDING COMPANY	9

Statements of Changes in Stockholders’ Equity

Common Stock
Years ended December 31,	Number of Shares	Amount

Balance, January 1, 2007	1,152,269	$1,152
Comprehensive income
Net earnings	—	—
Other comprehensive income
Unrealized loss on securities, net of tax of $145	—	—
Reclassification adjustment for realized losses (gains) included in net income	—	—
Total comprehensive income
Conversion of series A preferred stock	95,280	96
Common stock issued	9,390	9
Stock-based compensation	—	—
Cash dividends paid
Common - $.80 per share	—	—
Preferred	—	—

Balance, December 31, 2007	1,256,939	1,257
Comprehensive income
Net earnings	—	—
Other comprehensive income
Unrealized loss on securities, net of tax of $154	—	—
Unrealized loss on derivative financial instrument, net of tax of $105	—	—
Total comprehensive income
Common stock issued	22,867	23
Stock-based compensation	—	—
Series C preferred stock issued	—	—
Cash dividends paid
Common - $.80 per share	—	—
Preferred	—	—

Balance, December 31, 2008	1,279,806	1,280
Comprehensive income
Net loss	—	—
Other comprehensive income
Unrealized loss on securities, net of tax of $25	—	—
Unrealized gain on derivative financial instrument, net of tax of $20	—	—
Total comprehensive income
Conversion of series B preferred stock	116,800	117
Common stock issued	2,870	3
Stock-based compensation	—	—
Series C preferred stock issued	—	—
Cash dividends paid
Preferred	—	—

Balance, December 31, 2009	1,399,476	$1,400

10	DBT HOLDING COMPANY

Preferred Stock
Number of Shares	Amount	Capital in Excess of Par Value	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total

212,080	$7,955	$10,928	$23,008	$55	$43,098

—	—	—	5,860	—	5,860

—	—	—	—	281	281
—	—	—	—	8	8

					6,149

(95,280)	(2,971)	2,875	—	—	—
—	—	195	—	—	204
—	—	55	—	—	55

—	—	—	(920)	—	(920)
—	—	—	(403)	—	(403)

116,800	4,984	14,053	27,545	344	48,183

—	—	—	1,292	—	1,292

—	—	—	—	(299)	(299)
—	—	—	—	(223)	(223)

					770

—	—	189	—	—	212
—	—	120	—	—	120
45,168	1,355	—	—	—	1,355

—	—	—	(1,006)	—	(1,006)
—	—	—	(250)	—	(250)

161,968	6,339	14,362	27,581	(178)	49,384

—	—	—	(28,913)	—	(28,913)

—	—	—	—	(51)	(51)
—	—	—	—	40	40

					(28,924)

(116,800)	(4,984)	4,867	—	—	—
—	—	83	—	—	86
—	—	91	—	—	91
22,003	646	—	—	—	646

—	—	—	(197)	—	(197)

67,171	$2,001	$19,403	$(1,529)	$(189)	$21,086

See accompanying notes to consolidated financial statements.

DBT HOLDING COMPANY	11

Statements of Cash Flows

(In thousands) Years ended December 31,	2009	2008	2007

Cash flows from operating activities
Net (loss) income	$(28,913)	$1,292	$5,860
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Gain on sale of property	(26)	(213)	—
Provision for loan losses	31,290	7,215	3,056
Depreciation	1,358	1,695	1,516
Amortization and accretion	170	(52)	7
Net realized gains on sales of investments	(2,156)	(768)	—
Deferred tax provision	2,217	(1,017)	(351)
Stock-based compensation expense	177	214	138
Increase in cash surrender value of life insurance	(240)	(259)	(241)
Changes in
Interest receivable and other assets	(7,823)	381	(1,089)
Accrued interest and other liabilities	1,526	(2,876)	841

Cash (used in) provided by operating activities	(2,420)	5,612	9,737

Cash flows from investing activities
Decrease (increase) in federal funds sold	1,326	(1,326)	7,434
Proceeds from maturities and sales of investment securities	98,445	91,038	18,214
Purchases of investment securities	(105,049)	(86,295)	(52,014)
(Increase) decrease in FHLB stock	(58)	(755)	(1,360)
Net decrease (increase) in loans and leases	79,751	(58,480)	(76,453)
Purchase of property	(84)	(652)	(6,067)
Proceeds from sale of property	77	1,532	286
Preferred stock subscribed	645	1,356	—
Other	—	—	35

Cash provided by (used for) investing activities	75,053	(53,582)	(109,925)

Cash flows from financing activities
Net increase in deposits	69,821	28,622	65,010
Net borrowings (repayments) to Federal Home Loan Bank	—	12,000	30,000
Net increase in repurchase agreements	—	—	10,100
(Decrease) increase in federal funds purchased	—	(6,727)	8,327
Proceeds from common stock issuance	—	118	121
Dividends paid	(197)	(1,255)	(1,323)

Cash provided by financing activities	69,624	32,758	112,235

Net increase (decrease) in cash and due from banks	142,257	(15,212)	12,047

Cash and due from banks, beginning of year	9,381	24,593	12,546

Cash and due from banks, end of year	$151,638	$9,381	$24,593

Supplemental cash flow information, Note 20

See accompanying notes to consolidated financial statements.

12	DBT HOLDING COMPANY

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies	Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and conform to banking industry practices. These consolidated financial statements include the accounts of DBT Holding Company (the Company) and its wholly- owned subsidiaries, Darby Bank and Trust Company of Vidalia, Georgia (the Bank) and DBT Real Estate, LLC. All significant intercompany accounts have been eliminated in consolidation. The Company’s wholly-owned subsidiaries, DBT Capital Trust II and DBT Statutory Trust III, are not consolidated as the Company is not deemed to be the primary beneficiary of these variable interest entities.

Cash Equivalents

For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption “Cash and Due from Banks”, which includes cash on hand, cash items in the process of collection, and amounts due from correspondent banks.

Investments

The Company has marketable investment securities. Debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income using a methodology that approximates a level-yield over the remaining period until maturity. Other securities are classified as available-for-sale and carried at fair value with net unrealized gains and losses included in accumulated other comprehensive income, a component of stockholders’ equity, on an after-tax basis. Realized gains and losses on disposition are determined using the specific identification method. The Company does not purchase securities for trading purposes.

The Company has investments in joint ventures and other entities. Investments where the Company’s voting interests are more than 20% and less than 50% are generally recorded on the equity method. The Company’s share of each entity’s equity is reported in the balance sheet line item; other assets and income or loss for the year is included in other income on the accompanying statements of income.

DBT HOLDING COMPANY	13

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies (cont.)	Loans and Leases

Loans are reported at their outstanding principal balances net of any unearned income, charge-offs, unamortized deferred fees and costs on originated loans, and premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are deferred and recognized as adjustments to income over the lives of the related loans using a methodology that approximates a level-yield over the remaining period until maturity. Unearned income, discounts and premiums are amortized to income using a methodology that approximates a level-yield over the remaining period until maturity.

Interest on loans is accrued and credited to income based on the principal amount and contracted interest rate on the loan. Loans that are past due 90 days or more as to principal or interest, or where reasonable doubt exists as to timely collection of principal or interest, including loans that are individually identified as being impaired, are generally classified as non-accrual loans unless well-secured and in the process of collection. Interest accrued but not collected is reversed when a loan is classified as non-performing. Interest collections on non-performing loans for which the ultimate collectability of principal is uncertain are applied as principal reductions; otherwise, such collections are credited to income when received. Loans are returned to performing status only when the loan is brought current and ultimate collectability of principal is no longer in doubt.

The Company provides equipment financing to its customers through leasing arrangements, which are carried at the aggregate of lease payments receivable plus estimated residual value of the leased property, less unearned income. Unearned income on direct financing leases is amortized over the lease terms by methods that approximate the interest method.

Allowance for Loan and Lease Losses

The Company uses the allowance method to provide for loan losses. Accordingly, loan losses are charged to the allowance and recoveries are credited to the allowance. The allowance for loan and lease losses represents management’s estimate for probable losses on existing loans and leases. The Company performs periodic detailed reviews of its lending portfolio to identify credit risks and to assess the overall collectability of the portfolio. The allowance on certain homogeneous loans is based on aggregated portfolio segment evaluations generally by product type and the bank loan grade. Loss estimates for these loans consider a variety of factors including, but not limited to, historical loss experience, delinquencies, economic conditions and credit scores.

14	DBT HOLDING COMPANY

1. Summary of Significant Accounting Policies (cont.)	Allowance for Loan and Lease Losses (cont.)

The remaining loans are reviewed on an individual loan basis. Loans subject to individual reviews are analyzed and segregated by risk according to the Company’s internal risk rating scale. If necessary, a specific allowance for loan and lease losses is established for individual loans. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect amounts due according to the contractual terms of the agreement Specific allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The risk classifications, in conjunction with an analysis of historical loss experience, current economic conditions and performance trends, and any other pertinent information, together with specific allowances for loan loss and impaired loans, result in the estimation of the allowance for loan and lease losses. Loans are charged-off against the allowance for loan and lease losses when available information confirms that the collection of the principal is considered remote.

Derivatives

The Company enters into derivative instruments in order to manage its exposure to interest rates on certain financial instruments. The accounting for the changes in the fair value of a derivative depends on the intended use of the derivative instrument at inception. For derivative contracts where the Company has elected hedge accounting, the effective portion of the hedge is accounted for in other comprehensive income rather than net income. For the derivative instruments that are not designated as hedging instruments the Company recognizes the gain or loss, calculated as the change in the fair value of the derivative instrument, in current earnings during the period of change. The Company bases the fair value of derivative instruments on market quotes or estimates of fair value for similar instruments. The Company reports derivative instruments that are an asset as other assets and derivative instruments that are liabilities as other liabilities.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is charged to operations and is computed principally on the straight-line method over the estimated useful lives of the assets. Estimated lives range up to 40 years for buildings, up to 7 years for furniture and equipment, and the shorter of lease term or estimated useful life for leasehold improvements.

DBT HOLDING COMPANY	15

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies (cont.)	Other Real Estate Owned

Other real estate owned is included in other assets. These properties are acquired through foreclosure or in full or partial satisfaction of the related loan. Other real estate owned is carried at the lower of cost or the fair value, net of estimated selling costs. After foreclosure, valuations are periodically performed by management and the carrying amounts are adjusted as necessary.

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due, plus deferred taxes or less deferred tax benefits. Deferred taxes or benefits are related primarily to temporary differences in reporting of allowance for loan losses and accumulated depreciation for financial and income tax reporting. The net deferred tax asset or liability represents the future tax consequences of those differences, which have been recognized in different periods for financial reporting than for income tax purposes.

In the event the future tax consequences of differences between the financial reporting bases and tax bases of the Company’s assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such assets is made. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the Company’s ability to realize the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies.

Comprehensive Income

Accumulated other comprehensive income is comprised of unrealized gains and losses on available-for-sale securities and the change in value of derivatives and is reported net of applicable taxes. The Company records the changes in unrealized gains and losses on available-for-sale securities as a component of accumulated other comprehensive income and reports those changes in the statement of stockholders’ equity. Gains and losses on available-for-sale securities are reclassified to net income as the gains or losses are realized upon sale of the securities.

16	DBT HOLDING COMPANY

1. Summary of Significant Accounting Policies (cont.)	Earnings Per Share

Basic earnings per share are calculated by dividing net income by the weighted average number of shares outstanding during the period. For diluted earnings per common share, net income can be affected by the conversion of the convertible preferred stock. Where the effect of this conversion would have been dilutive, net income is adjusted by the associated preferred dividends. This adjusted net income is divided by the weighted average number of common shares issued and outstanding for each period plus amounts representing the dilutive effect of stock options outstanding and the dilution resulting from the conversion of the convertible preferred stock.

Stock Compensation Plans

Stock options issued prior to January 1, 2006, are accounted for based on the intrinsic value method. Under this method, compensation expense for employee stock options was not recognized if the exercise price of the option equals or exceeds the estimated fair value of the stock on the date of grant. Pro-forma information regarding net income and earnings per share is disclosed in Note 22.

For equity awards granted after January 1, 2006, the cost of employee services received in exchange for equity instruments including options and restricted stock awards generally will be measured at fair value at the grant date. The grant date fair value will be estimated using option-pricing models adjusted for the unique characteristics of those options and instruments. The cost will be recognized over the requisite service period, often the vesting period.

The Company awarded restricted stock units in 2009 and 2008. The fair value of such units is expensed over the vesting period.

Off Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit Such financial instruments are recorded in the financial statements when they become payable and are subject to the same credit policies and processes afforded loans by the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DBT HOLDING COMPANY	17

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies (cont.)	Use of Estimates (cont.)

A material estimate that is particularly susceptible to significant changes relates to the determination of the allowance for loan losses. While management uses all available information to estimate loan losses, future additions to the allowance may be necessary based on changes in local economic conditions or changes in the underlying credit of borrowers. In addition, regulatory agencies, as an integral part of the examination process, periodically review the Bank’s allowance for loan losses and may require the Bank to recognize additions to the allowance based on judgments about information available at the time of the examinations. Because of these factors, it is reasonably possible that the allowance for loan losses may change materially in the near term.

Subsequent Events

In May 2009, the FASB issued an accounting standard which establishes the general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or available to be issued. It requires entities to disclose the date through which subsequent events have been evaluated and the basis for the date. This standard is effective for reporting periods ending after June 15, 2009 and was effective for the Company as of December 31, 2009. The adoption of this standard did not have a significant impact on the Company’s financial statements. The Company has evaluated subsequent events through March 10, 2010.

2. Restrictions on Cash and Due from Banks	When required, cash and due from banks includes required reserve amounts which under Federal Reserve Board Regulations are to be maintained on an average daily basis in the form of cash. There was no average reserve requirement at December 31, 2009 and 2008.

3. Investment Securities	During 2009, the Company’s management philosophy as to investments was reconsidered. As a result, management no longer believes any securities meet the requirements to be classified as held-to-maturity. In March 2009, management reclassified approx $99,800,000 of previously classified held-to-maturity securities to the available-for sale classification. The securities were transferred at the market value at the time of transfer with the unrealized gain or loss being recorded to other comprehensive income. Subsequent to this transfer the Company sold approximately $66,000,000 of these transferred securities for a realized gain of approximately $1,600,000.

18	DBT HOLDING COMPANY

3. Investment Securities (cont.)	Investment securities held-to-maturity consist of the following (in thousands):

December 31, 2008	Carrying Amount	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Obligations of United States government agencies	$23,103	$795	$—	$23,898
Obligations of states and political subdivisions	7,016	105	(247)	6,874
Mortgage backed securities	74,720	1,608	(133)	76,195
Corporate securities	3,053	—	(230)	2,823

	$107,892	$2,508	$(610)	$109,790

Investment securities available-for-sale consist of the following (in thousands):

December 31, 2009	Carrying Amount	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Obligations of United States government agencies	$16,001	$214	$—	$16,215
Obligations of states and political subdivisions	4,936	58	(74)	4,920
Mortgage backed securities	85,865	634	(787)	85,712
Corporate securities	2,009	—	(52)	1,957

	$108,811	$906	$(913)	$108,804

December 31, 2008	Carrying Amount	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Obligations of United States government agencies	$2,980	$115	$—	$3,095
Mortgage backed securities	6,118	139	(53)	6,204
Corporate securities	1,993	—	(168)	1,825

	$11,091	$254	$(221)	$11,124

DBT HOLDING COMPANY	19

Notes to Consolidated Financial Statements

3. Investment Securities (cont.)	Investment securities held-to-maturity consist of the following (in thousands):

December 31, 2008	Carrying Amount	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Obligations of United States government agencies	$23,103	$795	$—	$23,898
Obligations of states and political subdivisions	7,016	105	(247)	6,874
Mortgage backed securities	74,720	1,608	(133)	76,195
Corporate securities	3,053	—	(230)	2,823

	$107,892	$2,508	$(610)	$109,790

Investment securities available-for-sale consist of the following (in thousands):

December 31, 2009	Carrying Amount	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Obligations of United States government agencies	$16,001	$214	$—	$16,215
Obligations of states and political subdivisions	4,936	58	(74)	4,920
Mortgage backed securities	85,865	634	(787)	85,712
Corporate securities	2,009	—	(52)	1,957

	$108,811	$906	$(913)	$108,804

December 31, 2008	Carrying Amount	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Obligations of United States government agencies	$2,980	$115	$—	$3,095
Mortgage backed securities	6,118	139	(53)	6,204
Corporate securities	1,993	—	(168)	1,825

	$11,091	$254	$(221)	$11,124

20	DBT HOLDING COMPANY

3. Investment Securities (cont.)	Information pertaining to securities with gross unrealized losses at December 31, 2009, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows (in thousands):

	Less than 12 Months		12 Months or Greater		Total
December 31, 2009	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses

Available-for-sale
Obligations of United States government agencies	$—	$—	$—	$—	$—	$—
Obligations of states and political subdivisions	—	—	2,132	74	2,132	74
Mortgage backed securities	33,405	652	450	135	33,855	787
Corporate securities	—	—	1,957	52	1,957	52

	$33,405	$652	$4,539	$261	$37,944	$913

Management evaluated securities for other-than-temporary impairment annually, or more frequently when economic or market concerns warrant such evaluation. Consideration is given to the length of time and the extent to which fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. As of December 31, 2009, management identified a mortgage backed security that met the other-than-temporary impairment criteria and noted a credit based impairment of $77,000 which they recorded through earnings.

The amortized cost and estimated market value of securities at December 31, 2009, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

Securities available-for-sale are as follows (in thousands):

December 31, 2009	Carrying Value	Fair Value

Due one year or less	$5,685	$5,760
Due after one year through five years	48,780	49,349
Due after five years through ten years	47,910	47,469
Due after ten years	6,436	6,226

	$108,811	$108,804

DBT HOLDING COMPANY	21

Notes to Consolidated Financial Statements

4. Investment Securities (cont.)	In 2009, held-to-maturity securities were called resulting in proceeds of $6,175,000 and no gross gains or losses. In 2009, available-for-sale securities were called, resulting in proceeds of $638,000 and no gross gains or losses. In 2009, available-for-sale securities were sold, resulting in proceeds of $80,439,000 and gross gains of $2,451,000. In 2008, held-to-maturity securities were called resulting in proceeds of $26,613,000 and no gross gains or losses.

Investment securities with an approximate market value of $47,799,000 at December 31, 2009 and $74,644,000 at December 31, 2008, were pledged to secure public deposits and for other purposes.

5. Other Investments, Certificates of Deposit	The bank invests in certificates of deposit with various financial institutions. These deposits mature at various dates through July 2011 and accrue interest at rates ranging from 1.85% to 2.95%. At December 31, 2009 and 2008 the balance was $25,188,000 and $6,460,000, respectively.

6. Loans and Leases	Major classifications of loans and leases are as follows (in thousands):

December 31,	2009	2008

Commercial loans	$465,119	$563,202
Home equity and personal lines of credit	10,427	11,129
Installment loans	22,062	28,295
Leases	4,236	6,583
Unearned fees	(169)	(154)
Allowance for loan losses	(17,499)	(9,822)

Loans, net	484,176	599,233
Overdrafts	149	107

	$484,325	$599,340

The Bank grants loans and extensions of credit to individuals and a variety of businesses located primarily in Southeastern Georgia. A substantial portion of the loan portfolio is collateralized by improved and unimproved real estate, equipment, inventory and other security.

Changes in the allowance for loan losses are as follows (in thousands):

December 31,	2009	2008	2007

Balance, beginning of year	$9,822	$7,418	$7,165
Provision for loan losses	31,290	7,215	3,056
Charge-offs	(24,623)	(5,218)	(3,001)
Recoveries	1,010	407	198

Balance, end of year	$17,499	$9,822	$7,418

22	DBT HOLDING COMPANY

6. Loans and Leases (cont.)	Impairment of loans having recorded investments of $46,816,000 and $34,976,000 at December 31, 2009 and 2008, respectively, have been recognized. The average recorded investment in such impaired loans during 2009 and 2008 was $50,905,000 and $33,789,000, respectively. The total allowance for loan losses related to these loans was $9,422,000 and $6,237,000 at December 31, 2009 and 2008, respectively. In 2009 and 2008, the Bank received payments on these loans totaling $7,430,000 and $2,755,000, respectively. In 2009 and 2008, interest income recognized on these loans was $2,903,000 and $2,124,000, respectively.

In addition, at December 31, 2009 the Bank had other non-accrual loans of $40,211,000 that were not identified as impaired.

Maturities of loans and leases by category and interest rate type are as follows (in thousands):

December 31, 2009	Variable	Fixed	Total

One year or less	$242,376	$87,760	$330,136
One to two years	43,439	51,818	95,257
Two to three years	15,611	25,494	41,105
Three to five years	2,288	11,346	13,634
Five to ten years	9,131	2,685	11,816
More than ten years	3,909	5,967	9,876

	$316,754	$185,070	$501,824

December 31, 2009	Commercial	Consumer	Total

One year or less	$317,436	$12,700	$330,136
One to two years	89,945	5,312	95,257
Two to three years	36,892	4,213	41,105
Three to five years	12,015	1,619	13,634
Five to ten years	4,307	7,509	11,816
More than ten years	9,024	852	9,876

	$469,619	$32,205	$501,824

7. Derivatives	Derivatives utilized by the Company include swaps and option contracts. A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts, assets and/or indices. An option contract is an agreement that conveys to the purchaser the right, but not the obligation, to buy or sell a quantity of a financial instrument, index, currency or commodity at a predetermined rate or price during a period or at a time in the future. Option agreements can be transacted on organized exchanges or directly between parties.

DBT HOLDING COMPANY	23

Notes to Consolidated Financial Statements

7. Derivatives (cont.)	The Company is exposed to counterparty credit risk for non-performance and, in the event of non-performance, to market risk for changes in interest rates. The Company’s derivative activities are primarily with commercial banks and broker/dealers. To minimize credit risk, the Company enters into legally enforceable netting agreements, which reduce risk by permitting the closeout and netting of transactions with the same counterparty upon occurrence of certain events.

At December 31, 2009, the Company was party to swaps and option contracts with an aggregate notional amount of approximately $6,028,000. At December 31, 2009, the fair value of the swaps liability and option contracts asset were ($278,000) and $ 100, respectively. At December 31, 2008, the fair value of the swaps liability and option contracts asset were ($394,000) and $49,000, respectively.

8. Premises and Equipment	Major classifications of premises and equipment are summarized as follows (in thousands):

December 31,	2009	2008

Land	$3,138	$3,138
Buildings	6,746	6,746
Equipment	7,256	7,246
Automobiles	410	489
Leased assets	1,522	1,972
Leasehold improvements	1,007	1,007

	20,079	20,598
Accumulated depreciation	(8,451)	(7,417)
Construction in progress	59	59

	$11,687	$13,240

9. Other Assets	Other assets consisted of the following (in thousands):

December 31,	2009	2008

Accrued interest receivable	$3,112	$4,369
Prepaid expenses	1,802	1,562
Deferred tax assets, net	1,346	3,559
Bank owned life insurance	6,524	6,284
Other investments	369	369
Other	731	153

	$13,884	$16,296

24	DBT HOLDING COMPANY

9. Other Assets (cont.)	The Bank funded the purchase of bank owned life insurance policies on the lives of certain officers and employees of the bank. The Company has recognized any increase in the cash surrender value of life insurance, net of insurance costs, in the consolidated statements of income as other income. In 2009, 2008 and 2007, the cash surrender value increased by approximately $240,000, $259,000 and $241,000, respectively.

10. Deposits	Scheduled maturities of time deposits are as follows (in thousands):

December 31,

2010	$170,446
2011	148,930
2012	212,664
2013	15,803
2014	4,571

$552,414

At December 31, 2009, time deposits included $325,808,000 of out-of-market deposits. These deposits are scheduled to mature at various dates through 2012.

11. Income Taxes	The consolidated provision for income taxes consisted of the following (in thousands):

Years ended December 31,	2009	2008	2007

Current (benefit) payable	$(9,387)	$1,171	$3,321
Deferred tax benefit	(4,945)	(1,017)	(351)
Valuation allowance	7,162	—	—

	$(7,170)	$154	$2,970

Deferred tax benefit does not reflect the deferred tax effects of unrealized gains and losses on available-for-sale securities and derivative financial instruments of $ 136,000 in 2009 and $ 153,000 in 2008.

DBT HOLDING COMPANY	25

Notes to Consolidated Financial Statements

11. Income Taxes (cont.)	The following is a reconciliation of income tax expense at the statutory rate to income tax expense at the effective rate (in thousands):

Years ended December 31,	2009	2008	2007

Income tax (benefit)/expense at statutory rate	$(13,697)	$549	$3,352
Effect of tax exempt income	(204)	(239)	(305)
Effect of nondeductible expenses	104	136	137
Tax credits utilized	(305)	(193)	(195)
Other	(230)	(99)	(19)
Valuation allowance	7,162	—	—

	$(7,170)	$154	$2,970

Deferred tax assets and liabilities have been provided for temporary deductible and taxable differences relating to the allowance for loan losses, accumulated depreciation and tax credits carried forward (in thousands):

December 31,	2009	2008

Deferred tax assets	$9,659	$4,844
Valuation allowance	(7,162)	—

Net deferred tax assets	2,497	4,844
Deferred tax liabilities	(1,151)	(1,285)

Net deferred tax assets	$1,346	$3,559

The future tax consequences of the differences between the financial reporting and tax basis of the Company’s assets and liabilities resulted in a net deferred tax asset at December 31, 2009 and 2008. A valuation allowance was established for the net deferred tax asset as of December 31, 2009 for the portion where management has determined is more likely than not to not be realized as of December 31, 2009.

12. Employee Benefit Plan	The Company has a noncontributory profit sharing plan for eligible employees. The Company’s contributions to the plan, as determined by management, are discretionary, and subject to certain limitations. The amounts contributed to the plan for the years ended December 31, 2009, 2008 and 2007 were approximately $0, $0, and $621,000, respectively.

26	DBT HOLDING COMPANY

13. Changes in Capital Stock	In 2004, the Board of Directors authorized 116,800 shares of a class of preferred shares designated as Series B Convertible Preferred Stock. Noncumulative dividends, as declared by the Board of Directors, will be payable at a rate of 5% per annum, payable quarterly. Holders of this class of stock are entitled to a liquidation preference of $42.808 per share, plus any declared but unpaid dividends. This preference is junior to the Company’s subordinated debentures and trust preferred securities. In the event of a change in control of the Company, each preferred stockholder shall have the right to convert each share of preferred stock into a share of common stock of the Company. On June 30, 2009, each share of outstanding preferred stock automatically converted to a share of common stock.

In 2008, the Board of Directors authorized 83,350 shares of a class of preferred shares designated as Series C Convertible Preferred Stock. Noncumulative dividends, as declared by the Board of Directors, will be payable at a rate of 8% per annum, payable semi-annually. Holders of this class of stock are entitled to a liquidation preference of $30 per share, plus any declared but unpaid dividends. This preference is junior to the Company’s subordinated debentures and trust preferred securities. In the event of a change in control, each preferred stockholder or the Company shall have the right to convert each share of preferred stock into a share of common stock of the Company. On December 31, 2011, each share of outstanding preferred stock will automatically convert to a share of common stock. At December 31, 2009, 67,171 shares had been issued totaling $2,001,000, less expenses of the offering. At December 31, 2008, 45,168 shares had been issued totaling $1,355,000, less expenses of the offering.

14. Related Party Transactions	The Company makes loans and accepts deposits with certain of its employees, directors, significant stockholders and their affiliates (Related Parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amounts of loans to such Related Parties were $5,856,000 and $18,710,000 at December 31, 2009 and 2008, respectively. The aggregate amounts of deposits accepted from Related Parties were $8,439,000 and $7,806,000 at December 31, 2009 and 2008, respectively.

Changes in Related Party loans during the year are as follows (in thousands):

For the year ended December 31,	2009

Balance, beginning of year	$18,710
Advances	320
Repayments	(1,287)
Change in status	(11,887)

Balance, end of year	$5,856

DBT HOLDING COMPANY	27

Notes to Consolidated Financial Statements

15. Group Concentration of Credit Risk	Most of the Bank’s lending activity is with customers located within the local lending area. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent upon economic conditions in the local lending area, which primarily includes Toombs and Chatham counties.

16. Commitments and Contingent Liabilities	The Bank is party to financial instruments with off balance sheet risk in the normal course of business to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit risk, interest rate risk and liquidity risk.

The Bank’s exposure to credit loss, in the event of non-performance by the customer for commitments to extend credit and standby letters of credit, is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making credit commitments as those for the extension of credit on loans included in the financial statements. Collateral or other securities are generally required for commitments to extend credit The amount of collateral obtained, if deemed necessary, varies, but may include securities, accounts receivable, inventory, equipment and real estate.

A summary of the Bank’s off balance sheet financial instruments were as follows (in thousands):

December 31, 2009

Loan commitments	$5,073
Standby letters of credit	$2,853

The Company has entered into various lease agreements which are classified as operating leases. Rent expense was $831,000, $868,000 and $756,000 for the years ended December 31, 2009, 2008 and 2007, respectively.

Future minimum lease payments are as follows (in thousands):

Years ending December 31,

2010	$761
2011	765
2012	789
2013	814
2014	833
Thereafter	11,078

$15,040

The bank leases certain office space from a related party. The lease commenced in 2007 and has an initial term of ten years with three five year renewal options. Monthly lease payments are approximately $ 11,000.

28	DBT HOLDING COMPANY

16. Commitments and Contingent Liabilities (cont).	The Company is subject to various claims and lawsuits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of the matters will not have a material effect on the combined financial statements of the Company.

17. Advances from Federal Home Loan Bank	The Bank had outstanding advances from the Federal Home Loan Bank of $62,000,000 and $62,000,000 as of December 31, 2009 and 2008, respectively. Specific mortgage and commercial real estate loans totaling approximately $93,220,000 and $121,389,000, respectively, were pledged to secure these and future advances. The Bank may obtain advances up to 60% of the pledged amount for mortgage loans, up to 40% of the pledged amount for commercial real estate loans, and up to 50% of the pledged amount for home equity lines of credit and second mortgage loans. The Bank is required to keep all advances fully collateralized with qualifying mortgages, commercial real estate loans and home equity lines or eligible securities. The Bank is also required to purchase a certain amount of stock from the Federal Home Loan Bank, which is calculated in accordance with Federal Home Loan Bank standards.

18. Other Borrowings	Other borrowings consist of the following (in thousands):

December 31,	2009	2008

DBT Capital Trust II	$3,093	$3,093
DBT Capital Trust III	6,186	6,186
Securities sold under repurchase agreement	10,100	10,100
Line of credit	1,600	1,600

	$20,979	$20,979

These borrowings are more fully described below.

In December 2002, the Company formed a wholly-owned subsidiary, DBT Capital Trust II (Trust II), and was issued $93,000 of floating rate common securities by Trust II. Trust II also issued $3,000,000 in floating rate capital securities (Trust Preferred Securities) to qualified institutional buyers. Trust II invested these proceeds in $3,093,000 of the Company’s Series 2002-1 Unsecured Floating Junior Subordinated Debentures (the 2002 Debentures). The 2002 Debentures represent the sole assets of Trust II, mature on December 31, 2032, bear interest at the adjustable rate of prime plus 1.25% payable quarterly and are redeemable in whole, or in part, by the Company beginning on December 31, 2007 at 100% of the principal amount plus any accrued and unpaid interest to the redemption date.

DBT HOLDING COMPANY	29

Notes to Consolidated Financial Statements

18. Other Borrowings (cont)	In 2006, the Company formed a wholly-owned subsidiary, DBT Statutory Trust III (Trust III), and was issued $186,000 of floating rate common securities by Trust III. Trust III also issued $6,000,000 in floating rate capital securities (Trust Preferred Securities) to qualified institutional buyers. Trust III invested these proceeds in $6,186,000 of the Company’s 2006-1 Unsecured Floating Rate Junior Subordinated Debentures (the 2006 Debentures). The 2006 Debentures represent the sole assets of Trust III, mature on December 15, 2036, bear interest at the adjustable rate of LIBOR plus 1.70%, payable quarterly and are redeemable in whole, or in part, by the Company beginning on December 15, 2011, at 100% of the principal amount plus any accrued and unpaid interest to the redemption date.

The 2002 and 2006 Debentures are unsecured obligations of the Company and are junior in right of payment to all present and future senior indebtedness of the Company. The Company may defer interest payments on the 2002 and 2006 Debentures from time-to-time for a period not exceeding twenty consecutive quarters. However, any unpaid quarterly interest payments will continue to accrue interest at prime plus 1.25% for the 2002 Debentures and LIBOR plus 1.70% for the 2006 Debentures.

Holders of the Trust Preferred Securities are entitled to cumulative cash distributions. The Trust Preferred Securities will be redeemed upon repayment of the 2002 and 2006 Debentures. If the Company defers interest payments on the 2002 and 2006 Debentures, Trust II and Trust III will defer distributions on the Trust Preferred Securities during any deferral period. However, any unpaid quarterly distributions on the Trust Preferred Securities will continue to accrue with interest at prime plus 1.25% for Trust II and LIBOR plus 1.70% for Trust III. The Company has guaranteed, on a subordinated basis, distributions and other payments due on the Trust Preferred Securities.

The Bank has entered into a repurchase agreement for certain securities. The agreement requires interest at a variable rate based upon LIBOR and matures June 25, 2012. As of December 31, 2009, the Bank sold $ 10,100,000 under this agreement

19. Other Credit Arrangements	The Company maintains a line of credit with a financial institution in the amount of $ 1,600,000. As of December 31, 2009, there was $1,600,000 outstanding.

20. Fair Values of Financial Instruments	The assumptions used in the estimation of the fair value of financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered as representative of the liquidation value of the Company, but rather a good-faith estimate of the increase or decrease in value of financial instruments held since purchase, origination or issuance.

Cash and Short-Term Investments

For cash, due from banks, federal funds sold and interest-bearing deposits with other banks, the carrying amount is a reasonable estimate of fair value.

30	DBT HOLDING COMPANY

20. Fair Values of Financial Instruments (cont.)	Investment Securities

Fair values for investment securities are based on quoted market prices.

Loans and Commitments to Extend Credit and Standby Letters of Credit

For variable rate loans that reprice frequently with no significant change in credit risk, fair values are based on carrying amounts. The fair values of other loans (for example, fixed rate real estate loans, commercial and state and municipal loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include adjustments regarding future expected loss experience and risk characteristics.

Federal Home Loan Bank (FHLB) Stock

It is not practical to estimate the fair value of FHLB Stock, as it is not marketable. The investment in FHLB Stock is carried at cost in the accompanying balance sheet and is assumed to approximate fair value.

Interest Receivable and Other Assets

The carrying amounts of these assets are assumed to approximate their fair values.

Deposit Liabilities

The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

Advances from Federal Home Loan Bank and Other Borrowings

The carrying amounts of short-term borrowings approximate their fair values.

Accrued Interest and Other Liabilities

The carrying amounts of these liabilities are assumed to approximate their fair values.

DBT HOLDING COMPANY	31

Notes to Consolidated Financial Statements

20. Fair Values of Financial Instruments (cont.)	Accrued Interest and Other Liabilities (cont.)

Fair value estimates are made at a specific point in time based on relevant market information, and information about the respective financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument Because no market exists for a significant portion of the Bank’s financial instruments, fair value estimates are based on judgments, which are subjective in nature and involve uncertainties and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing and off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

The carrying amounts and estimated fair values of the Bank’s financial instruments are as follows (in thousands):

	2009		2008
As of December 31,	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

Assets
Investment securities	$108,811	$108,804	$118,983	$120,914
Federal Home Loan Bank stock	$4,203	$4,203	$4,145	$4,145
Loans	$484,325	$482,891	$599,340	$609,287

Liabilities
Deposits	$718,406	$727,568	$648,585	$652,687
Borrowings	$82,979	$82,979	$82,979	$82,979

Off balance sheet financial instruments
Commitments to extend credit	$—	$5,058	$—	$84,611

32	DBT HOLDING COMPANY

20. Fair Values of Financial Instruments (cont.)	Assets measured at fair value on a recurring basis as follows (in thousands):

As of December 31, 2009
	Total carrying value in the consolidated balance sheet at December 31, 2009	Quoted market prices in an active market (Level 1)	Significant other observable market parameters (Level 2)	Internal models with significant unobservable market parameters (Level 3)

Investment securities	$108,804	$108,804	$—	$—

Assets measured at fair value on a recurring basis as follows (in thousands):

As of December 31, 2008
	Total carrying value in the consolidated balance sheet at December 31, 2008	Quoted market prices in an active market (Level 1)	Significant other observable market parameters (Level 2)	Internal models with significant unobservable market parameters (Level 3)

Investment securities	$11,124	$11,124	$—	$—

DBT HOLDING COMPANY	33

Notes to Consolidated Financial Statements

20. Fair Values of Financial Instruments (cont.)	Assets and liabilities measured at fair value on a non-recurring basis as follows (in thousands):

As of December 31, 2009
	Total carrying value in the consolidated balance sheet at December 31, 2009	Quoted market prices in an active market (Level 1)	Significant other observable market parameters (Level 2)	Internal models with significant unobservable market parameters (Level 3)

Assets
Impaired loans	$37,394	$—	$—	$37,394
Other real estate owned	20,559	—	—	20,559

Total assets at fair value	$57,953	$—	$—	$57,953

Liabilities
Derivative financial instruments	$278	$—	$278	$—

Total liabilities at fair value	$278	$—	$278	$—

34	DBT HOLDING COMPANY

20. Fair Values of Financial Instruments (cont.)	Assets measured at fair value on a nonrecurring basis as follows (in thousands):

As of December 31, 2008
	Total carrying value in the consolidated balance sheet at December 31, 2008	Quoted market prices in an active market (Level 1)	Significant other observable market parameters (Level 2)	Internal models with significant unobservable market parameters (Level 3)

Assets
Impaired loans	$28,739	$—	$—	$28,739
Other real estate owned	16,356	—	—	16,356
Derivative financial instruments	49	—	49	—

Total assets at fair value	$45,144	$—	$49	$45,095

Liabilities
Derivative financial instruments	$394	$—	$394	$—

Total liabilities at fair value	$394	$—	$394	$—

Rollforward of assets determined to be a Level 3 (in thousands):

	Impaired Loans	Other Real Estate Owned

Balance at December 31, 2008	$28,739	$16,356
Total losses for the year	—	(2,449)
Net transfers in/out Level 3	8,655	6,652

Balance at December 31, 2009	$37,394	$20,559

DBT HOLDING COMPANY	35

Notes to Consolidated Financial Statements

21. Regulatory Matters	The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). Due to the Bank’s condition, the FDIC has required that the Bank’s Board of Directors sign a Consent Order which conveys specific actions needed to address certain findings from the examination and to address the Bank’s current financial condition. The Bank entered into the Consent Order with the FDIC on December 18, 2009 and it contains a list of strict requirements including the following:

•

The Board of Directors must create a committee to ensure compliance with the Order; the Committee must ensure appropriate management is in place and regularly monitor activities towards compliance with the Consent Order.

•	The Bank must implement a plan to raise additional capital and meet or exceed certain minimum capital ratios within a specified time period.

•	The Bank may not pay dividends without prior approval from the FDIC.

•	The Bank must charge off certain non-performing and classified assets and formulate a written plan to deal with significant non-performing assets.

•	The Bank must continually reevaluate its Allowance for Loan and Lease Losses and accounting for Other Real Estate and ensure adequate provisions.

•	The Bank shall review its underwriting policy and is limited in making additional extensions of credit to certain borrowers.

•	The Bank must establish a written liquidity management plan, interest rate risk policy, budget and strategic business plan for submission to the FDIC.

•	The Bank’s ability to accept, renew or roll over brokered deposits will be limited without being granted a waiver of this provision by the FDIC.

The Bank’s Board of Directors has put plans in place to respond to and comply with the Consent Order. There is no assurance that the FDIC will accept such response or that the Bank will achieve compliance with the Consent Order.

36	DBT HOLDING COMPANY

21. Regulatory Matters (cont.)	The Bank’s actual capital amounts and ratios are also presented in the table (in thousands).

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
As of December 31, 2009	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total capital (to risk-weighted assets)
DBT Holding Company	$36,901	7.1%	$41,451	8.0%	$51,814	10.0%
Darby Bank & Trust	$37,519	7.2%	$41,434	8.0%	$51,792	10.0%

Tier I capital (to risk-weighted assets)
DBT Holding Company	$25,699	4.9%	$20,726	4.0%	$31,089	6.0%
Darby Bank & Trust	$30,909	5.9%	$20,717	4.0%	$31,075	6.0%

Tier I capital (to average assets)
DBT Holding Company	$25,699	2.9%	$34,339	4.0%	$42,923	5.0%
Darby Bank & Trust	$30,909	3.6%	$34,452	4.0%	$43,066	5.0%

As of December 31, 2008

Total capital (to risk-weighted assets)
DBT Holding Company	$58,563	9.4%	$50,196	8.0%	$62,745	10.0%
Darby Bank & Trust	$65,395	10.4%	$50,171	8.0%	$62,714	10.0%

Tier I capital (to risk-weighted assets)
DBT Holding Company	$66,431	10.2%	$25,098	4.0%	$37,647	6.0%
Darby Bank & Trust	$57,560	9.2%	$25,086	4.0%	$37,628	6.0%

Tier I capital (to average assets)
DBT Holding Company	$58,563	7.2%	$25,318	4.0%	$31,648	5.0%
Darby Bank & Trust	$57,560	7.1%	$32,639	4.0%	$40,798	5.0%

DBT HOLDING COMPANY	37

Notes to Consolidated Financial Statements

22. Supplemental Cash Flow Information	Noncash transactions:

During 2009, 2008 and 2007, loans having a carrying value of $ 15,253,000, $21,445,000, and $2,539,000, respectively, were transferred to other real estate owned.

Cash paid during the year for (in thousands):

December 31,	2009	2008	2007

Interest	$20,564	$22,856	$25,422
Income taxes	$—	$1,505	$3,641

23. Stock Incentive Plan	The Company sponsors various stock option plans. An aggregate of 120,000 shares have been reserved for issuance under the plans. The grant price, exercise period and vesting schedule for each option are determined at the date of grant by the Board of Directors.

December 31,	2009		2008		2007
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	46,690	$21.71	78,443	$16.58	86,046	$16.53
Granted	—	$—	—	$—	—	$—
Exercised	—	$—	(22,153)	$7.63	(7,603)	$15.97
Forfeited	(9,197)	$28.99	(9,600)	$7.45	—	$—

Outstanding at end of year	37,493	$21.17	46,690	$22.71	78,443	$16.58

Options exercisable at end of year	35,803	$20.34	41,391	$20.67	58,014	$14.83

Weighted average fair value of all options granted during the year		$—		$—		$—

38	DBT HOLDING COMPANY

23. Stock Incentive Plan (cont.)

Options Outstanding			Options Exercisable
Range of Option Prices	Weighted Average Remaining Contractual Life (Years)	Options Outstanding December 31, 2009	Weighted Average Exercise Price	Options Exercisable December 31, 2009	Weighted Average Exercise Price

$ 12-13	1	17,328	$12.79	18,528	$12.79
$ 19-21	4	11,717	$20.94	18,000	$20.94
$ 38-39	6	8,448	$38.68	12,518	$38.68

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition of the stock-based compensation accounting standard (in thousands, except per share data):

December 31,	2009	2008	2007

Net income available to common Stockholders
As reported	$(28,913)	$1,292	$5,860
Deduct: stock-based compensation expense determined under fair value method, net of tax benefit	$14	$19	$34

Pro forma	$(28,927)	$1,273	$5,826

Basic (loss) earnings per share
As reported	$(21.71)	$.83	$4.65
Pro forma	$(21.72)	$.81	$4.62

Diluted (loss) earnings per share
As reported	$(21.71)	$.93	$4.35
Pro forma	$(21.72)	$.91	$4.33

DBT HOLDING COMPANY	39

Notes to Consolidated Financial Statements

23. Stock Incentive Plan (cont.)	The fair value of options granted was estimated on the date of grant using the Black Scholes Valuation method with the following weighted average assumptions: dividend yield of 1.6% to 2.6%; a risk-free interest rate of 4%; and an expected life of 10 years.

In 2001, the Company instituted a director stock incentive plan. An aggregate of 24,000 shares have been reserved for issuance under the plan. Certain eligible directors have elected to receive payment for 2009, 2008 and 2007 director fees in shares of common stock, resulting in the issuance of 4,903 shares, 2,869 shares, and 1,814 shares, respectively.

In 2007, the Company instituted a restricted stock unit plan. A restricted stock unit represents the contingent right to receive one share of the Company’s common stock at a future date. The restricted stock units vest on a pro-rata basis in periods ranging from one to five years and are expensed accordingly on a straight-line basis. There were 14,267 and 5,850 restricted stock units granted in 2009 and 2008, respectively.

24. (Loss) / Earnings Per Share	In thousands except share information.

December 31,	2009
	Income (Numerator)	Shares (Denominator)	Per Share Amount

Net loss	$(28,913)
Less: preferred stock dividends	197

Basic EPS
Loss available to common stockholders	$(29,110)	1,340,843	$(21.71)

Effect of dilutive securities
Stock options and restricted stock units	—	—
Series B convertible preferred stock	—	—
Series C convertible preferred stock	—	—

Diluted EPS
Loss available to common stockholders plus assumed conversions	$(29,110)	1,340,843	$(21.71)

Due to the net loss as of December 31, 2009, the calculation of diluted per share amounts would cause an anti-dilutive result and, therefore, is not calculated

40	DBT HOLDING COMPANY

24. (Loss) / Earnings Per Share	In thousands except share information.

December 31,	2008
	Income (Numerator)	Shares (Denominator)	Per Share Amount

Net income	$1,292
Less: preferred stock dividends	250

Basic EPS
Income available to common stockholders	$1,042	1,257,697	$.83

Effect of dilutive securities
Stock options	—	18,813
Series B convertible preferred stock	250	116,800

Diluted EPS
Income available to common stockholders plus assumed conversions	$1,292	1,393,310	$.93

December 31,	2007
	Income (Numerator)	Shares (Denominator)	Per Share Amount

Net income	$5,860
Less: preferred stock dividends	403

Basic EPS
Income available to common stockholders	$5,457	1,173,206	$4.65

Effect of dilutive securities
Stock options	—	57,065
Series A convertible preferred stock	152	—
Series B convertible preferred stock	251	116,800

Diluted EPS
Income available to common stockholders plus assumed conversions	$5,860	1,347,071	$4.35

25. Reclassification	Certain amounts reported in the prior years’ financial statements have been reclassified to conform to the current reporting format.

DBT HOLDING COMPANY	41

Notes to Consolidated Financial Statements

26. Condensed Financial Statements of DBT Holding Company (Parent Company Only)

Condensed Balance Sheets (In thousands) December 31,	2009	2008

Assets
Cash	$289	$530
Investment in subsidiaries	30,905	57,605
Other assets	1,454	2,496

	$32,648	$60,631

Liabilities
Other payables	$683	$368
Borrowings	10,879	10,879

	11,562	11,247

Stockholders’ equity
Common stock	1,400	1,280
Preferred stock	2,001	6,339
Surplus	19,403	14,362
Retained earnings	(1,529)	27,581
Accumulated other comprehensive income	(189)	(178)

	21,086	49,384

	$32,648	$60,631

Condensed Statements of Earnings (In thousands) Years ended December 31,	2009	2008	2007

Revenues
Dividend income	$—	$14	$1,222
Equity in undistributed (loss) earnings of subsidiary	(28,650)	1,367	5,483
Other	45	620	449

Total (loss) income	(28,605)	2,001	7,154

Expenses
Salaries and benefits	74	245	370
Other operating expenses	234	464	924

	308	709	1,294

Net (loss) earnings	$(28,913)	$1,292	$5,860

42	DBT HOLDING COMPANY

26. Condensed Financial Statements of DBT Holding Company (Parent Company Only) (cont.)

Condensed Statements of Cash Flows (In thousands) Years ended December 31,	2009	2008	2007

Cash flows from operating activities
Net (loss) earnings	$(28,913)	$1,292	$5,860
Adjustments to reconcile net (loss) earnings to cash provided by operating activities
Undistributed loss (earnings) of subsidiary	28,650	(1,367)	(5,483)
Stock-based compensation expense	177	214	138
Changes in
Other assets	1,042	(244)	(423)
Other payables	354	(631)	126

Cash provided by (used for) operating activities	1,310	(736)	218

Cash flows from investing activity
Investment in subsidiaries	(2,000)	(1,850)	—

Cash used for investing activity	(2,000)	(1,850)	—

Cash flows from financing activities
Increase to line of credit	—	1,600	—
Common stock issued	—	118	121
Preferred stock subscribed	646	1,355	—
Payment of cash dividends	(197)	(1,255)	(1,324)

Cash provided by (used for) financing activities	449	1,818	(1,203)

Net decrease in cash and cash equivalents	(241)	(768)	(985)

Cash and cash equivalents, beginning of year	530	1,298	2,283

Cash and cash equivalents, end of year	$289	$530	$1,298

DBT HOLDING COMPANY	43